CUSIP No. 15708Q105

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: April 21, 2014

POLARIS VENTURE PARTNERS IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.

By:	/s/ John Gannon
Authorized Signatory

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.

By:	/s/ John Gannon
Authorized Signatory

POLARIS VENTURE MANAGEMENT CO. IV, L.L.C.

By:	/s/ John Gannon
Authorized Signatory

JONATHAN A. FLINT

By:	/s/ Jonathan A. Flint
Jonathan A. Flint

CUSIP No. 15708Q105

TERRANCE G. MCGUIRE

By:	/s/ Terrance G. McGuire
Terrance G. McGuire

ALAN G. SPOON

By:	/s/ Alan G. Spoon
Alan G. Spoon